EX-99.23(h)(15)

                                    AMENDMENT
                                       TO
                            ADMINISTRATION AGREEMENT
                                     BETWEEN
                            JNLNY VARIABLE FUND I LLC
                                       AND
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC


     This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company ("Administrator"), and JNLNY VARIABLE FUND I LLC, a Delaware limited liability company ("Fund").

     WHEREAS, the Administrator and the Fund entered into an Administration Agreement dated as of December 15, 2004 ("Agreement"), whereby the Administrator agreed to provide certain administrative services to the investment portfolios of the JNLNY Variable Fund I LLC (each a "Fund");

     WHEREAS, the names of certain Funds have changed; and

     WHEREAS, a new fund has been added.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

     1. Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated January 17, 2006, attached hereto.

     2. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated January 17, 2006, attached hereto.

     IN WITNESS WHEREOF, the Administrator and the Fund have caused this Amendment to be executed as of this 17th day of January, 2006.

JACKSON NATIONAL ASSET              JNLNY VARIABLE FUND I LLC
MANAGEMENT, LLC


By:                                 By:
     ----------------------------        -----------------------------

Name:   MARK D. NERUD               Name: ROBERT A. FRITTS
        -------------------------         ----------------------------

Title:   CHIEF FINANCIAL OFFICER    Title:  PRESIDENT
        -------------------------           --------------------------

                                   SCHEDULE A
                             Dated January 17, 2006

JNL/Mellon Capital Management DowSM 10 Fund
JNL/Mellon Capital Management S&P(R) 10 Fund
JNL/Mellon Capital Management Global 15 Fund
JNL/Mellon Capital Management 25 Fund
JNL/Mellon Capital Management Select Small-Cap Fund
JNL/Mellon Capital Management Nasdaq(R) 15 Fund
JNL/Mellon Capital Management Value Line(R) 25 Fund
JNL/Mellon Capital Management DowSM Dividend Fund

                                   SCHEDULE B
                             Dated January 17, 2006


         FUNDS                                                 FEE

JNL/Mellon Capital Management DowSM 10 Fund                   .15%
JNL/Mellon Capital Management S&P(R) 10 Fund                  .15%
JNL/Mellon Capital Management Global 15 Fund                  .20%
JNL/Mellon Capital Management 25 Fund                         .15%
JNL/Mellon Capital Management Select Small-Cap Fund           .15%
JNL/Mellon Capital Management Nasdaq(R) 15 Fund               .15%
JNL/Mellon Capital Management Value Line(R) 25 Fund           .15%
JNL/Mellon Capital Management DowSM Dividend Fund             .15%